UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
DREAM FINDERS HOMES, INC.
(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
14701 Philips Highway, Suite 300
Jacksonville, Florida 32256
To the Shareholders of Dream Finders Homes, Inc.:
This notice (this “Notice”) and the accompanying information statement (the “Information Statement”) are being furnished to the shareholders of Dream Finders Homes, Inc., a Texas corporation (“Dream Finders,” the “Company,” “we,” “our,” or “us”), in connection with the corporate action (the “Authorization”) described below approved by the Company’s Board of Directors (the “Board”) by written consent in lieu of a meeting delivered on August 20, 2026 (the “Board Written Consent”) and by the holder of a majority of the voting power of the Company’s outstanding common stock (the “Majority Shareholder”) by written consent in lieu of a meeting delivered on August 20, 2026 (the “Majority Shareholder Written Consent”) pursuant to the Texas Business Organizations Code (“TBOC”) and our Bylaws and Certificate of Formation.
The Board Written Consent and the Majority Shareholder Written Consent provided approval for an amendment (the “Plan Amendment”) to the Dream Finders Homes, Inc. 2021 Equity Incentive Plan (the “Plan”).
The Plan Amendment creates an exception to the Plan’s limit on the sum of (a) any cash, or other compensation, and (b) the value of awards granted under the Plan to any non-employee director as compensation for services as a non-employee director during any fiscal year of the Company to $400,000 (the “Director Compensation Limit”). Under the Plan Amendment, any non-employee director who serves as Chairman of the Board, Co-Chairman of the Board or Lead Director, or in a similar role, as determined by the Board, will not be subject to the Director Compensation Limit.
The Plan Amendment will become effective on or about September 17, 2026, which will be at least 20 calendar days after the Information Statement is first mailed or otherwise furnished to our shareholders. The form of the Plan as amended by the Plan Amendment is attached hereto as Annex A.
The accompanying Information Statement is being furnished to our shareholders of record as of August 20, 2026 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Majority Shareholder Written Consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the Majority Shareholder Written Consent, your vote or consent has not been requested nor required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 6.202(d) of the TBOC to the shareholders of the Company who did not sign the Majority Shareholder Written Consent with respect to corporate action taken therein by less than unanimous written consent of the Company’s shareholders, and includes a description of the corporate action approved in the Majority Shareholder Written Consent. You do not need to do anything in response to this Notice and the Information Statement.

The action taken by Majority Shareholder Written Consent will not become effective until the date that is at least 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to holders of our common stock as of August 20, 2026 (the “Record Date”).
THIS IS NOT A NOTICE OF A MEETING AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
The Information Statement is also available at the SEC’s website, www.sec.gov.

Sincerely,
Date: August 21, 2026	/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Dissenters’ Right of Appraisal
No dissenters’ rights of appraisal or similar rights under the TBOC are afforded to the Company’s shareholders as a result of the approval of the Authorization.
Vote Required
Each share of our Class A common stock is entitled to one vote, and each share of our Class B common stock is entitled to three votes, on each matter submitted for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters. The vote, which was required to approve the Authorization, was the affirmative vote of the holder of the common stock of the Company representing a majority in voting power.
The date used for purposes of determining the number of outstanding shares of our common stock to approve the Plan Amendment and the transactions contemplated thereby is August 20, 2026 (the “Record Date”). This Information Statement is expected to be mailed or otherwise furnished to shareholders on or about August 28, 2026 (the “Mailing Date”). As of the Record Date, the Company had 32,808,965 shares of Class A common stock outstanding (representing an equal number of votes) and 57,726,153 shares of Class B common stock outstanding (representing three votes per share outstanding).
Vote Obtained
Our Bylaws and Certificate of Formation provide that for so long as the Company qualifies as a “controlled company” under the rules of the New York Stock Exchange (the “NYSE”), any action permitted or required by the TBOC, the Certificate of Formation or our Bylaws to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding common stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of outstanding common stock entitled to vote of the Company thereon were present and voted.
The Majority Shareholder, who executed the written consent, held approximately 84.9% of the voting power of the outstanding common stock as of the Record Date.
Notice Pursuant to the TBOC
Pursuant to Section 6.204 of the TBOC, any advance notice otherwise required under the TBOC for action to be taken at a meeting of shareholders is not required in connection with the taking of such action by written consent in lieu of a meeting.
Pursuant to Section 6.202(d) of the TBOC, when corporate action is taken by written consent in lieu of a meeting by less than all shareholders entitled to vote on such action, we are required to promptly provide notice of such action to those shareholders of record as of the applicable record date who did not sign the written consent. Such notice must include a reasonable description of the action so taken or information directing such non-signing shareholders to a publicly available electronic resource where such description may be accessed without subscription or cost to such non-signing shareholder. This Information Statement serves as the notice required by Section 6.202(d) of the TBOC.

14701 Philips Highway, Suite 300
Jacksonville, Florida 32256
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Purpose of Information Statement
This Information Statement is being furnished to our shareholders of record as of August 20, 2026 in accordance with Rule 14c-2 under the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our shareholders of the action taken by the Majority Shareholder Written Consent. Capitalized terms that are used but not defined in this Information Statement have the meaning given in the accompanying Notice of Shareholder Action by Written Consent.
The Majority Shareholder Written Consent provided approval for the Plan Amendment, which creates an exception to the Director Compensation Limit. Under the Plan Amendment, any non-employee director who serves as Chairman of the Board, Co-Chairman of the Board or Lead Director, or in a similar role, as determined by the Board, will not be subject to the Director Compensation Limit.
As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder, including Regulation 14C. This Information Statement also serves as the notice required by Section 6.202(d) of the TBOC to those shareholders of the Company who did not sign the Majority Shareholder Written Consent with respect to corporate action taken therein by less than unanimous written consent of the Company’s shareholders, and includes a description of the corporate action approved in the Majority Shareholder Written Consent. You do not need to do anything in response to the Notice and this Information Statement.
The action taken by Majority Shareholder Written Consent will not become effective until the date that is at least 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date.
This Information Statement is being distributed and made available on or about August 21, 2026.

Amendment to Dream Finders Homes, Inc. 2021 Equity Incentive Plan
Background
The Plan became effective in connection with our initial public offering in January 2021. The Plan provides for the grant of cash and equity awards to eligible employees, non-employee directors and consultants in order to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company.
On August 20, 2026 the Board approved the Plan Amendment by unanimous written consent, and the holder of the requisite voting power approved the Plan Amendment by written consent. The Plan Amendment will not become effective until at least 20 calendar days after the Information Statement is mailed or otherwise furnished to our shareholders. We expect that the Plan Amendment will become effective on or about September 17, 2026. Upon effectiveness, the Plan Amendment will amend the Plan to create an exception to the Director Compensation Limit under the Plan. Under the Plan Amendment, any non-employee director who serves as Chairman of the Board, Co-Chairman of the Board or Lead Director, or in a similar role, as determined by the Board, will not be subject to the Director Compensation Limit.
Summary of the 2021 Equity Incentive Plan
The description of the Plan set forth below is a summary of the features of the Plan. This summary does not purport to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the Plan, the form of which (as amended by the Plan Amendment) has been filed as Annex A attached to this Information Statement.
Eligibility and Administration
Our employees, consultants and non-employee directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the Plan. As of August 12, 2026, there were approximately 1,354 employees and six non-employee directors eligible to receive awards under the Plan.
The Plan is generally administered by the Board or by the Compensation Committee of the Board or by another committee of our non-employee directors and/or officers to which the Board delegates its powers or authority under the Plan (referred to collectively as the “Plan Administrator”), subject to certain limitations that may be imposed under the Plan, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The Plan Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the Plan, subject to its express terms and conditions. The Plan Administrator will also set the terms and conditions of all awards under the Plan, including any vesting and vesting acceleration conditions.

Limitations on Awards and Shares Available
The maximum number of our Class A common stock that may be issued under awards granted pursuant to the Plan is 9,100,000, all of which may be subject to incentive stock option treatment. Shares of our Class A common stock issued under the Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares.
If an award under the Plan expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any shares of our Class A common stock subject to such award will, as applicable in part based on the price of certain types of awards, become or again be available for new grants under the Plan. Further, shares of our Class A common stock delivered to us to satisfy the applicable exercise or purchase price of an award under the Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the Plan being exercised or purchased and/or creating the tax obligation) will become or again be available for award grants under the Plan. Awards granted under the Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares of our Class A common stock available for grant under the Plan.
Under the Plan prior to the Plan Amendment, the aggregate value of awards granted under the Plan, together with any cash or other compensation granted under the Plan or otherwise, during any fiscal year to any non-employee director may not exceed $400,000. We refer to this limit as the Director Compensation Limit. Following the effectiveness of the Plan Amendment, the Director Compensation Limit will not apply in the case of any non-employee director who serves as Chairman of the Board, Co-Chairman of the Board or Lead Director, or in a similar role, as determined by the Board. The Director Compensation Limit will continue to apply in other cases.
Types of Awards
The Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, restricted stock units, or RSUs, stock appreciation rights, or SARs, and other stock or cash-based awards. Certain awards under the Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which may impose additional requirements on the terms and conditions of such awards. All awards under the Plan are set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
Stock Options. Stock options provide for the purchase of shares of our Class A common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the Plan Administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any.
SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the Plan Administrator may apply to SARs and may include continued service, performance and/or other conditions.

Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our Class A common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our Class A common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our Class A common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Plan Administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the Plan Administrator may determine.
Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of our Class A common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Class A common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The Plan Administrator determines the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.
Dividend Equivalents. Dividend equivalents entitle an individual to receive cash, shares of our Class A common stock, or other stock equal in value to dividends or other distributions paid with respect to a specified number of shares of our Class A common stock. Dividend equivalents may be awarded in connection with an award of restricted stock units or another stock or cash-based award (but not in connection with an award of options or stock appreciation rights). The Plan Administrator may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, including at the same time and subject to the same restrictions and risk of forfeiture as the award with respect to which the dividend equivalents accrue, if they are granted in tandem with another award.
Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the Plan Administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the Plan Administrator may include: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); implementation, completion or attainment of objectives relating to commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

Change in Control and other Corporate Transactions
In connection with certain transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the Plan Administrator has broad discretion to take action under the Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property or terminating awards under the Plan.
In the event of a change in control where the acquirer does not assume awards granted under the Plan, awards issued under the Plan shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of our Class A common stock under the change in control documents. In addition, in the event of certain non-reciprocal transactions with our shareholders, or an equity restructuring, as defined within the Plan, the Plan Administrator will make nondiscretionary equitable adjustments to the Plan and outstanding awards as it deems appropriate to reflect the equity restructuring.
For purposes of the Plan, a change in control means and includes each of the following: (1) a transaction or series of transactions (other than an offering of our common stock to the general public through a registration statement filed with the SEC or a transaction or series of transactions that meets the requirements of clauses (x) and (y) of clause (3) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of a successor entity, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity (provided that no person will be treated as beneficially owning 50% or more of the combined voting power of us or the successor entity for purposes of this clause (y) solely as a result of the voting power held in us prior to the consummation of the transaction).

Foreign Participants, Clawback Provisions, Transferability and Participant Payments
With respect to foreign participants, the Plan Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards are subject to the provisions of any clawback policy implemented by us to the extent set forth in such clawback policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Plan and exercise price obligations arising in connection with the exercise of stock options under the Plan, the Plan Administrator may, in its discretion, accept cash, wire transfer, or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable or any combination of the foregoing.
Plan Amendment and Termination
Our Board may amend, suspend or terminate the Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Plan, may materially and adversely affect an award outstanding under the Plan without the consent of the affected participant, and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Plan Administrator has the authority, without the approval of our shareholders, to amend any outstanding stock option or SAR to reduce its exercise price per share. No ISOs may be granted pursuant to the Plan after the tenth anniversary of the date on which our Board adopted the Plan, and no other awards may be granted under the Plan after its termination.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Nonqualified Stock Options. If an optionee is granted an NSO under the Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Class A common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Class A common stock received over the option exercise price generally is treated as an adjustment in computing alternative minimum taxable income and may cause the incurrence of alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash-based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

New Plan Benefits
The following table indicates the currently determinable benefits or other amounts that will be received by or allocated to the persons indicated under the Plan following the effective date of the Plan Amendment:

2021 Equity Incentive Plan
Name and position	Number of RSUs
Patrick Zalupski President, Chief Executive Officer and Co-Chairman of the Board	—
Clinton Szubinski Chief Operating Officer	—
L. Anabel Ramsay Senior Vice President and Chief Financial Officer	—
Executive Group	—
Non-Executive Director Group	400,000(1)
Non-Executive Officer Employee Group	—
(1)Represents an award of 400,000 RSUs to be awarded to Richard Beckwitt (a non-employee director serving as Co-Chairman) following the effective date of the Plan Amendment that will vest in equal installments on March 6, 2027, 2028, and 2029. The grant date fair value of the award will be calculated in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 when awarded.
Other than with respect to annual grants of restricted stock awards to our non-employee directors under our non-employee director compensation policy in effect at this time and the award of 400,000 RSUs to be granted to Mr. Beckwitt previously approved by the Plan Administrator as described in the footnote to the preceding table, all future awards under the Plan are subject to the discretion of the Plan Administrator and it therefore is not possible to determine the benefits that will be received in the future by other participants in the Plan.

EXECUTIVE AND NON-EMPLOYEE DIRECTOR COMPENSATION
Information about the Company’s executive and non-employee director compensation is incorporated by reference to the information presented in the sections captioned “Compensation Discussion and Analysis” and “Non-Employee Director Compensation,” respectively, in our definitive proxy statement with respect to our 2026 Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on April 16, 2026. On June 1, 2026, we appointed Clinton Szubinski as the Chief Operating Officer of the Company. Information regarding the compensation of Mr. Szubinski is described in the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2026 and is incorporated herein by reference. On July 13, 2026, the Board appointed Richard Beckwitt and Steven Fischer to serve as directors on the Board. The Board appointed Mr. Beckwitt as Co-Chairman of the Board, and Mr. Fischer as a member of the Audit Committee. Information regarding the compensation for Messrs. Beckwitt and Fischer is described in the Company's Current Report on Form 8-K filed with the SEC on July 17, 2026 and is incorporated herein by reference. See “Incorporation By Reference” for additional information.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of August 20, 2026, by (i) each of our non-employee directors and current executive officers, individually and as a group, and (ii) each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock:

	Shares Beneficially Owned(1)
	Class A		Class B		Combined
	Common Stock		Common Stock		Voting Power(2)
5% Shareholders:	Number	%	Number	%	Number	%
Patrick Zalupski(3)(4)	1,624,523	5.0%	57,726,153	100.0%	174,802,982	84.9%
BlackRock(11)	4,372,177	13.3%	—	—%	4,372,177	2.1%
W. Radford Lovett II(12)	3,213,232	9.8%	—	—%	3,213,232	1.6%
Kayne Anderson(13)	3,072,095	9.4%	—	—%	3,072,095	1.5%
Cooke & Bieler(14)	1,870,801	5.7%	—	—%	1,870,801	*%
State Street Corporation(15)	1,709,676	5.2%	—	—%	1,709,676	*%
NEOs and Directors:
Patrick Zalupski(3)(4)	1,624,523	5.0%	57,726,153	100.0%	174,802,982	84.9%
Clinton Szubinski(6)	—	*%	—	—%	—	*%
L. Anabel Ramsay(5)	93,513	*%	—	—%	93,513	*%
Justin Udelhofen(7)	35,041	*%	—	—%	35,041	*%
Megha Parekh(8)	24,349	*%	—	—%	24,349	*%
Leonard Sturm(9)	19,968	*%	—	—%	19,968	*%
William Weatherford(10)	18,037	*%	—	—%	18,037	*%
Richard Beckwitt	90,000	*%	—	—%	90,000	*%
Steven Fischer	95,512	*%	—	—%	95,512	*%
NEOs and Directors as a group (9 persons)	2,000,943	6.1%	57,726,153	100.0%	175,179,402	85.0%
* Less than 1%
(1)Subject to the terms of our Certificate of Formation and our Bylaws, our Class B common stock is convertible at any time by the holder into shares of our Class A common stock on a share-for-share basis. The table above does not reflect shares of our Class A common stock issuable upon conversion of our Class B common stock, unless already converted. As of August 20, 2026, there were 32,808,965 shares of our Class A common stock and 57,726,153 shares of our Class B common stock outstanding.

(2)Each holder of our Class A common stock shall be entitled to one vote per share of our Class A common stock, and each holder of our Class B common stock shall be entitled to three votes per share of our Class B common stock. Holders of our Class A common stock and our Class B common stock will vote together as a single class on all matters—including the election of directors—submitted to a vote of shareholders, unless otherwise required by law, our Certificate of Formation or our Bylaws. “Combined Voting Power” represents percentage of voting power of our Class A common stock and our Class B common stock, voting together as a single class, reflecting (i) all shares of our Class A common stock held by such holder and (ii) all shares of our Class B common stock held by such holder. The table above does not reflect voting power of shares of our Class A common stock issuable upon conversion of our Class B common stock, unless already converted.
(3)Includes 596,158 shares of our Class B common stock held by POZ Holdings, Inc., and 1,000,000 shares of our Class B common stock held by POZ BR, LLC, both entities that Mr. Zalupski controls. The address for both entities is 14701 Philips Highway, Suite 300, Jacksonville, FL 32256. Also includes 809,409 Class B common stock held in trust for the benefit of Mr. Zalupski’s children. The amount beneficially owned also includes the following:
•35,500,000 shares of our Class B common stock owned by Mr. Zalupski that are pledged as security for margin loans
•4,000,000 pledged shares (the “Pledged Shares”) of Class B Common Stock to secure obligations. Mr. Zalupski entered into prepaid variable forward sale contracts on August 14, 2024, December 5, 2024, June 5, 2025, and March 16, 2026. Under these contracts, Mr. Zalupski retains both dividend and voting rights in the Pledged Shares during the term of the pledge. The contracts obligate Mr. Zalupski to deliver to the buyer, on the applicable settlement date for each of the 10 components, up to one hundred percent (100%) of the number of Pledged Shares for such component or, at Mr. Zalupski's option, an equivalent amount of cash. The number of shares to be delivered to the buyer on the settlement date (or on which to base the amount of cash to be delivered to the buyer on the settlement date) is to be determined as follows: (a) if the volume-weighted average price of the Class A Common Stock on the designated valuation date for the applicable component within the period from 8/16/2027 to 8/27/2027 with respect to 1,000,000 shares, 5/15/2028 to 5/26/2028 with respect to 1,000,000 shares, 3/20/2029 to 4/3/2029 with respect to 1,000,000 shares, and 12/3/2029 to 12/14/2029 with respect to 1,000,000 shares (each, a “Settlement Price”) is less than or equal to $22.12, $24.01, $17.27 or $12.02, respectively, as applicable, (the “Floor Price”), Mr. Zalupski will deliver to the buyer all of the Pledged Shares for the applicable component; (b) if such Settlement Price is greater than the Floor Price but less than or equal to $55.30, $66.02, $37.78 or $26.29, respectively, as applicable (the “Cap Price”), Mr. Zalupski will deliver to the buyer the number of shares equal to one hundred percent (100%) of the Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the Floor Price and the denominator of which is such Settlement Price and (c) if such Settlement Price is greater than the Cap Price, Mr. Zalupski will deliver to the buyer the number of shares equal to one hundred percent (100%) of Pledged Shares for the applicable component multiplied by a fraction, the numerator of which is the Floor Price plus the excess of such Settlement Price over the Cap Price, and the denominator of which is such Settlement Price.
(4)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 44,283 shares of our Class A common stock vesting on March 6, 2027, (ii) 132,152 shares of our Class A common stock vesting in equal installments on March 5, 2027 and March 5, 2028, and (iii) 287,119 shares of our Class A common stock vesting in equal installments on March 6, 2027, 2028, and 2029.

(5)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 5,858 shares of our Class A common stock vesting on April 1, 2027, (ii) 19,658 shares of our Class A common stock vesting in equal installments on March 8, 2027 and March 8, 2028, (iii) 5,904 shares of our Class A common stock vesting on March 6, 2027, (iv) 10,628 shares of our Class A common stock vesting in equal installments on March 6, 2027, March 6, 2028 and March 6, 2029, (v) 12,438 shares of our class A common stock vesting in equal installments on March 5, 2027 and March 5, 2028, (vi) 14,926 shares of our class A common stock vesting in equal installments on March 5, 2027, March 5, 2028, March 5, 2029, and March 5, 2030, (vii) 41,387 shares of our class A common stock vesting in equal installments on March 6, 2027, March 6, 2028, March 6, 2029, and (viii) 25,867 shares of our class A common stock vesting in equal installments on March 6, 2027, March 6, 2028, March 6, 2029, March 6, 2030, and March 6, 2031.
(6)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 362,101 shares of our Class A common stock vesting in equal installments on March 6, 2027, 2028 and 2029.
(7)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 7,760 shares of our Class A common stock vesting on March 6, 2027.
(8)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 7,760 shares of our Class A common stock vesting on March 6, 2027.
(9)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 7,760 shares of our Class A common stock vesting on March 6, 2027.
(10)Excludes the following shares subject to time vesting and subject to continued service with the Company: (i)12,675 shares of our Class A common stock vesting on March 6, 2027.
(11)Information from Schedule 13G/A filed on April 17, 2025. BlackRock, Inc. is a parent holding company that has beneficial ownership through its subsidiaries. BlackRock, Inc. has sole voting power with regard to 4,342,857 shares and sole dispositive power with regard to 4,372,177 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(12)Includes 3,190,883 shares of our Class A common stock owned directly by the W. Radford Lovett II GST Exempt Trust u/a dated 12/28/2004, of which Mr. Lovett is the sole trustee.
(13)Information from Schedule 13G/A filed on August 13, 2026. Kayne Anderson Rudnick Investment Management LLC has shared voting power and shared dispositive power with regard to 1,331,012 shares, and sole dispositive power in regard to 1,741,083 shares. Virtus Investment Advisers, Inc. has shared voting power and shared dispositive power with regard to 1,329,312 shares. Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund has shared voting power and shared dispositive power with regard to 1,234,962 shares. The address of Kayne Anderson Rudnick Investment Management LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(14)Information from Schedule 13G/A filed on August 5, 2026. Cooke & Bieler L.P. has shared voting power with regard to 1,790,855 shares and shared dispositive power with regard to 1,870,801 shares. The address of Cooke & Bieler L.P. is Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, PA 19103.
(15)Information from Schedule 13G filed on August 7, 2026. State Street Corporation has shared voting power with regard to 1,657,973 shares and shared dispositive power with regard to 1,709,676 shares. The address of State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114.

ACTIONS AUTHORIZED AND APPROVED
The actions that were taken by the Company’s Board of Directors and the Majority Shareholder were the authorization and approval of the Plan Amendment.
DISSENTERS’ RIGHT OF APPRAISAL
Under the TBOC, our shareholders are not entitled to appraisal rights with respect to the Plan Amendment.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The Company’s executive officers and non-employee directors are eligible to participate in the Plan. Other than their interest as holders of common stock and their eligibility to receive awards under the Plan, including the planned award to Mr. Beckwitt described herein, none of our officers and non-employee directors, nor any of their associates, have any interest in the Plan Amendment that is different from the interest of our other shareholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers serves, or in the past has served, as a member of a board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.
VOTE OBTAINED — TEXAS LAW
Section 6.202 of the TBOC generally provides that, if authorized by a corporation’s certificate of formation, any action required to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s Certificate of Formation and Bylaws authorize the Company’s shareholders to take action by written consent of less than all shareholders as set forth in the preceding sentence.
As of the Record Date, the Company had 32,808,965 shares of Class A common stock outstanding (representing an equal number of votes) and 57,726,153 shares of Class B common stock outstanding (representing three votes per share outstanding).
The Majority Shareholder who executed the written consent held approximately 84.9% of the outstanding voting power of the stock of the Company as of the Record Date.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Information Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate copies of information statements, annual reports, and proxy statements to the Company at the following address: Dream Finders Homes, Inc., Attn: Investor Relations, 14701 Philips Highway, Suite 300, Jacksonville, Florida 32256. The phone number for the Company is (904) 644-7670. Any security holders sharing an address who now receive multiple copies of the Company’s information statements, annual reports, and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company by mail or telephone as instructed above.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):
•The Company’s definitive proxy statement filed with the SEC on April 16, 2026.
•The Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2026 and July 17, 2026.
Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.
This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement from the SEC at its website, www.sec.gov, or by visiting our Internet website at www.dreamfindershomes.com and clicking on “Investor Relations,” then on “Financials & Filings.”
WHERE YOU CAN FIND MORE INFORMATION
We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
THIS INFORMATION STATEMENT IS DATED AUGUST 21, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.
The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

ANNEX A — FORM OF DREAM FINDERS HOMES, INC. 2021 EQUITY INCENTIVE PLAN AS AMENDED BY THE PLAN AMENDMENT
DREAM FINDERS HOMES, INC.
2021 Equity Incentive Plan
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan and not defined elsewhere in the text are defined in Article XI.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, that, any such officer delegation shall exclude the power to grant Awards to non-employee Directors or Section 16 Persons. The Board may abolish any Committee and/or re-vest in itself any previously delegated authority at any time. The Board or Committee, as applicable, may engage or authorize the engagement of a third party administrator to carry out the administrative functions of the Plan.

ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of shares that may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2    Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards will not count against the Overall Share Limit.
4.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, all Shares that may be issued pursuant to Awards under the Plan may be issued pursuant to the exercise of Incentive Stock Options.
4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.
4.5    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $400,000 (the “Director Compensation Limit”); provided that the Director Compensation Limit shall not apply in the case of any non-employee Director who serves as chairman of the Board, co-chairman of the Board or lead Director or in a similar role, as determined by the Board.

ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right (subject to Section 5.6). Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years (subject to Section 5.6). Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.
5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5    Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, through a Broker Assisted Transaction;
(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
5.6    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)    Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII.
OTHER STOCK OR CASH-BASED AWARDS; DIVIDEND EQUIVALENTS
7.1    Other Stock or Cash-Based Awards. Other Stock or Cash-Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash-Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash-Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash-Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
7.2    Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash-Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS
8.1    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;.
(d)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; and/or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3    Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.
8.5    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4    Termination of Status. The Administrator will determine how an authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by Section 16 Persons, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery through a Broker Assisted Transaction, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
9.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

ARTICLE X.
MISCELLANEOUS
10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2    No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3    Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the day immediately prior to the Public Trading Date. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s shareholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective and no Awards will be granted under the Plan.
10.4    Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws, or any amendment to increase the Director Compensation Limit.
10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6    Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty (180) days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Texas, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Texas.
10.13    Clawback Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such clawback policy or the Award Agreement.

10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17    Broker-Assisted Sales. In the event of the sale of Shares in a Broker-Assisted Transaction in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the Broker-Assisted Transaction will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash-Based Awards.
11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5    “Board” means the Board of Directors of the Company.
11.6    “Broker Assisted Transaction” means either (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price or withholding tax obligations, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator.
11.7    “Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause will include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s gross negligence or willful misconduct or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company. For purposes of this definition. “Company” will also be deemed to include any Subsidiary of the Company.

11.8    “Change in Control” means and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.9    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.10    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.11    “Common Stock” means the Class A Common Stock.
11.12    “Company” means Dream Finders Homes, Inc., a Texas corporation, or any successor.
11.13    “Consultant” means any person, including any adviser, engaged by the Company or its parent or any of its Subsidiaries to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.
11.14    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.15    “Director” means a Board member.
11.16    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.17    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.18    “Employee” means any employee of the Company or its Subsidiaries.
11.19    “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.21    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined by the Company based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a share of Common Stock, on the securities exchange or automated trading system on which the Common Stock is principally traded at the applicable time (the “Applicable Exchange”) on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Company in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Company and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the company does not specify a different method, the Fair Market Value of a share as of a given date shall be the closing sale price as of the trading day immediately prior to the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Common Stock is not traded on an established securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of the sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares.
11.22     “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.23    “Incentive Stock Option” means an Option, or portion thereof, intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.24    “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.
11.25    “Option” means an option to purchase Shares awarded to a Participant under Article V, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.
11.26    “Other Stock or Cash-Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.
11.27    “Overall Share Limit” means 9,100,000 Shares.
11.28    “Participant” means a Service Provider who has been granted an Award.

11.29    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
11.30    “Plan” means this 2021 Equity Incentive Plan.
11.31    “Public Trading Date” means the first date upon which the Class A Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).
11.32    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.33    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.34    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.35    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.36    “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
11.37    “Securities Act” means the Securities Act of 1933, as amended.
11.38    “Service Provider” means an Employee, Consultant or Director.
11.39    “Shares” means shares of Common Stock.
11.40    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.41    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.42    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.43    “Termination of Service” means the date the Participant ceases to be a Service Provider.
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